UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

This Second Amendment to Form 8-K filed February 6, 2023 confirms the extension of the exclusivity period to acquire the assets of Brookwood Media Arts, Inc to June 30, 2023 from May 31, 2023. All other terms of the Agreement remain in place. The extension is included herein as Exhibit 10.3.

FOMO WORLDWIDE, INC. is referred to herein as “FOMO”, “we”, “us”, or the “Company”.

Item 8.01 Other Items.

FOMO WORLDWIDE, INC. has signed a letter of intent (“LOI”) to acquire the assets of a USA-based learning management system (“LMS”) and training content provider for $400,000, including $150,000 cash, $150,000 in Series B Preferred stock, and a $100,000 earn-out plus incentive stock options for employees. Closing is targeted by May 31, 2023. The proposed transaction is expected to have hard dollar (cost savings) and soft dollar (cross-selling) synergies with our existing businesses and planned acquisitions in the content, e-learning and training markets. There can be no assurances that we will be able to obtain required financing and/or consummate the transaction.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO WORLDWIDE, INC. LMS LOI (redacted) – February 3, 2023*
10.2	Brookwood Media Arts, Inc. Overview Slides – May 1, 2023*
10.3	FOMO WORLDWIDE, INC. – Brookwood Media Art, Inc. LOI Extension – May 1, 2023

*Previously filed under Form 8-K and Form 8-K/A dated February 6, 2023 and May 1, 2023, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: May 2, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer